Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:January 19, 2022

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES SECOND QUARTER RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, January 19, 2022 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and six months ended December 31, 2021.  William Penn recorded net income of $1.2 million and $2.3 million, or $0.08 and $0.16 per diluted share, for the three and six months ended December 31, 2021, respectively, compared to net income of $1.4 million and $2.0 million, or $0.09 and $0.14 per diluted share, for the three and six months ended December 31, 2020. William Penn recorded core net income(1) of $1.1 million and $2.1 million, or $0.08 and $0.14 per diluted share, for the three and six months ended December 31, 2021, respectively, compared to core net income(1) of $1.0 million and $1.8 million, or $0.07 and $0.12 per diluted share, for the three and six months ended December 31, 2020.

In addition, William Penn also announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on February 10, 2022, to common shareholders of record at the close of business on January 31, 2022.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated “We are pleased that our strong financial condition allows us to pay our first quarterly cash dividend since the completion of the second-step conversion and stock offering in the amount of $0.03 per share.  We continued to make good progress on our strategic priorities, despite the challenging operating environment.  We improved our asset mix during the quarter, as we remain focused on the deployment of excess cash and the prudent management of our balance sheet to help us in achieving our strategic and financial growth goals.  We used $79.0 million of cash during the quarter to purchase high-quality investment securities that we anticipate will provide a steady stream of cash flows both in the current and in rising interest rate environments.  In addition, we had $27.3 million of new loan originations during the quarter.  We have also experienced strong growth in core deposits, which increased at an annualized rate of 18.0% during the second quarter.  We believe the recent opening of our new branch located in Hamilton Township in Mercer County, New Jersey will continue to bolster our core deposit growth.”

Highlights for the three months ended December 31, 2021 are as follows:

●	William Penn recorded net income of $1.2 million, or $0.08 per diluted shares, and core net income(1) of $1.1 million, or $0.08 per diluted share.
●	William Penn improved its asset mix and purchased $79.0 million of high-quality investment securities that it anticipates will provide a steady stream of cash flows both in the current and in rising interest rate environments.
●	William Penn originated $27.3 million of new loans, including $24.8 million of commercial loans.
●	Core deposits increased at an annualized rate of 18.0%.
●	William Penn’s cost of deposits declined to 30 basis points during the three months ended December 31, 2021.
●	William Penn opened a new branch located in Hamilton Township in Mercer County, New Jersey.
●	Asset quality metrics continued to remain strong with non-performing assets to total assets of 0.61% as of December 31, 2021. Our allowance for loan losses totaled $3.6 million, or 0.77% of total loans and 1.10% of

(1) As used in this press release, core net income, is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

total loans, excluding acquired loans(2), as of December 31, 2021, compared to $3.6 million, or 0.78% of total loans and 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.

●	Book value per share measured $14.10 as of December 31, 2021 compared to $14.30 as of June 30, 2021. Tangible book value per share(3) measured $13.72 as of December 31, 2021 compared to $13.92 as of June 30, 2021. The decline in both book value and tangible book value was primarily due to the payment of a $0.30 per share one-time special cash dividend in August 2021.

Statement of Financial Condition

Total assets increased $11.6 million, or 1.4%, to $834.0 million at December 31, 2021, from $822.4 million at June 30, 2021.  The increase in total assets can primarily be attributed to a $117.5 million increase in total investments, a $2.5 million increase in bank-owned life insurance and a $4.6 million increase in other assets, partially offset by a $108.1 million decrease in cash and cash equivalents and a $4.4 million decrease in net loans.

Cash and cash equivalents decreased $108.1 million, or 64.1%, to $60.6 million at December 31, 2021, from $168.7 million at June 30, 2021.  The decrease in cash and cash equivalents was primarily driven by a $117.5 million increase in total investments, a $7.0 million decrease in advances from the FHLB and a $2.5 million increase in bank-owned life insurance, partially offset by a $17.7 million increase in deposits and a $4.4 million decrease in net loans.

Total investments increased $117.4 million, or 93.8%, to $242.6 million at December 31, 2021, from $125.2 million at June 30, 2021. During the six months ended December 31, 2021, the Company invested a portion of the excess cash on its statement of financial condition in available-for-sale, held-to-maturity, and other securities.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans decreased $4.4 million, or 1.0%, to $456.8 million at December 31, 2021, from $461.2 million at June 30, 2021.  During the six months ended December 31, 2021, the Company originated $51.0 million of new loans that were more than offset by $55.4 million of loan paydowns and payoffs.  The COVID-19 pandemic and low interest rate environment have created a highly competitive market for lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Bank-owned life insurance increased $2.5 million, or 7.1%, to $37.7 million at December 31, 2021, from $35.2 million at June 30, 2021.  Management purchased $2.0 million of bank-owned life insurance during the six months ended December 31, 2021.  Management believes that bank-owned life insurance is a low-risk investment alternative with an attractive yield.

Deposits increased $17.7 million, or 3.2%, to $570.8 million at December 31, 2021, from $553.1 million at June 30, 2021.  The increase in deposits was primarily due to a $35.5 million increase in core deposits, partially offset by a $17.8 million decrease in time deposits.  The decrease in time deposits was consistent with the planned run-off associated with our re-pricing of higher-cost, non-relationship-based deposit accounts.

Borrowings decreased $7.0 million, or 17.1%, to $34.0 million at December 31, 2021, from $41.0 million at June 30, 2021.  The decrease in borrowings was due to the strategic prepayment of $7.0 million of higher-cost advances from the FHLB during the three months ended September 30, 2021.

Stockholders’ equity decreased $3.0 million, or 1.4%, to $213.9 million at December 31, 2021, from $216.9 million at June 30, 2021.  The decrease in stockholders’ equity was primarily due to the payment of a $0.30 per share one-time special cash dividend in August 2021 totaling $4.6 million and a $1.0 million increase in the accumulated other comprehensive loss component of the unrealized loss on available-for sale securities, partially offset by $2.3 million of net income recorded during the six months

(2) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(3) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

ended December 31, 2021.  Book value per share measured $14.10 as of December 31, 2021 compared to $14.30 as of June 30, 2021, and tangible book value per share(3) measured $13.72 as of December 31, 2021 compared to $13.92 as of June 30, 2021.

Net Interest Income

For the three months ended December 31, 2021, net interest income was $5.5 million, a decrease of $69 thousand, or 1.2%, from the quarter ended December 31, 2020.  The decrease in net interest income was primarily due to a decrease in interest income on loans, partially offset by an increase in the interest income on investments and a decrease in interest expense on deposits and borrowings.  We improved our asset mix by utilizing some of the excess cash on our statement of financial condition to purchase high-quality investments resulting in an increase in the average balance and yield on investments.  We also originated $27.3 million of new loans, including $24.8 million of commercial loans, that were offset by significant payoffs primarily in the residential portfolio.  In addition, we experienced a $533 thousand decrease in interest expense primarily due to the re-pricing of deposits in the current low interest rate environment and the prepayment of advances from the FHLB of Pittsburgh.  The net interest margin measured 3.00% for the three months ended December 31, 2021 compared to 2.80% for the three months ended September 30, 2021 and 3.29% for the three months ended December 31, 2020.  The increase in the net interest margin during the three months ended December 31, 2021 compared to the three months ended September 30, 2021 was primarily due to the previously mentioned improved asset mix.  The year-over-year decrease in the net interest margin is consistent with the low interest rates and current margin compression that is primarily due to the ongoing COVID-19 pandemic and its continued impact on the economy and interest rate environment.

For the six months ended December 31, 2021, net interest income was $10.8 million, a decrease of $24 thousand, or 0.2%, from the six months ended December 31, 2020.  The decrease in net interest income was primarily due to a decrease in interest income on loans, partially offset by an increase in the interest income on investments and a decrease in interest expense on deposits and borrowings.  As previously discussed, we improved our asset mix by utilizing some of the excess cash we hold on our statement of financial condition to purchase high-quality investments resulting in an increase in interest income on investments. We also originated $51.0 million of new loans, including $42.8 million of commercial loans, that were offset by significant payoffs primarily in the residential portfolio. In addition, we experienced a $1.3 million decrease in interest expense primarily due to the re-pricing of deposits in the current low interest rate environment and the prepayment of advances from the FHLB of Pittsburgh.  The net interest margin measured 2.90% for the six months ended December 31, 2021 compared to 3.19% for the same period in 2020.  The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression that is primarily due to the ongoing COVID-19 pandemic and its continued impact on the economy and interest rate environment.

Non-interest Income

For the three months ended December 31, 2021, non-interest income totaled $664 thousand, a decrease of $176 thousand, or 21.0%, from the three months ended December 31, 2020.  The decrease was primarily due to a $454 thousand net gain on the disposition of premises recorded during the three months ended December 31, 2020 in connection with the sale of several properties acquired as part of the acquisitions of Fidelity Savings Association of Bucks County and Washington Savings Bank in May 2020.  This decrease to non-interest income was partially offset by a $180 thousand increase in earnings on bank-owned life insurance due to the purchase of additional BOLI during the fourth quarter of 2021 and the first quarter of 2022 and a $57 thousand increase in service fees consistent with our increase in core deposits.

For the six months ended December 31, 2021, non-interest income totaled $1.4 million, an increase of $129 thousand, or 10.4%, from the six months ended December 31, 2020.  The increase in non-interest income was primarily due to a $306 thousand increase in earnings on bank-owned life insurance, a $140 thousand unrealized net gain on equity securities recorded during the six months ended December 31, 2021, a $92 thousand increase in the net gain on the sale of securities, and an $87 thousand increase in service fees consistent with our increase in core deposits.  These increases to non-interest income were partially offset by a $469 thousand net gain on the disposition of premises recorded during the six months ended December 31, 2020 in connection with the sale of the previously discussed properties.

Non-interest Expense

For the three months ended December 31, 2021, non-interest expense totaled $4.8 million, an increase of $178 thousand, or 3.8%, from the three months ended December 31, 2020.  The increase in non-interest expense was primarily due to a $270 thousand increase in salaries and employee benefits due to the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion, partially offset by a $90 thousand decrease in data processing expense.

For the six months ended December 31, 2021, non-interest expense totaled $9.7 million, an increase of $310 thousand, or 3.3%, from the six months ended December 31, 2020.  The increase in non-interest expense was primarily due to a $428 thousand increase in salaries and employee benefits due to the addition of new employees in connection with the build out of the Company’s commercial lending and credit functions and branch expansion and an $84 thousand increase in professional fees.  These increases to non-interest expense were partially offset by a $97 thousand decrease in prepayment penalties associated with the prepayment of $7.0 million and $23.2 million of advances from the FHLB of Pittsburgh during the quarters ended September 30, 2021 and 2020, respectively, and a $91 thousand decrease in data processing expense.

Income Taxes

For the three months ended December 31, 2021, we recorded a provision for income taxes of $180 thousand, reflecting an effective tax rate of 13.3%, compared to a $370 thousand provision for income taxes, reflecting an effective tax rate of 21.2%, for the same period in 2020.  For the six months ended December 31, 2021, we recorded a provision for income taxes of $150 thousand, reflecting an effective tax rate of 6.0%, compared to a $516 thousand provision for income taxes, reflecting an effective tax rate of 20.1%, for the same period in 2020.   The decrease in the provision for income taxes for the three and six months ended December 31, 2021 compared to the same periods a year ago is primarily due to a $53 thousand and a $288 thousand income tax benefit recorded during the three and six months ended December 31, 2021, respectively, related to refunds received associated with the carryback of net operating losses under the CARES Act and a decrease in income before income taxes.  The effective tax rate for the three and six months ended December 31, 2021 compared to the same periods a year ago was also impacted by the previously discussed income tax benefit from refunds received associated with the carryback of net operating losses under the CARES Act.

Asset Quality

The provision for loan losses was a $30 thousand net recovery during the six months ended December 31, 2021 compared to an expense of $98 thousand during the six months ended December 31, 2020.  The provision credit for the six months ended December 31, 2021 was primarily due to an improving economic outlook combined with continued stable asset quality metrics, including low levels of net charge-offs and a non-performing assets to total assets ratio of 0.61% as of December 31, 2021 as compared to 0.69% as of December 31, 2020.  Our allowance for loan losses totaled $3.6 million, or 1.10% of total loans, excluding acquired loans(2), as of December 31, 2021, compared to $3.6 million, or 1.19% of total loans, excluding acquired loans(2), as of June 30, 2021.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of December 31, 2021, William Penn’s tangible capital to tangible assets(4) totaled 25.14%.  In addition, at December 31, 2021, we had the ability to borrow up to $286.9 million from the Federal Home Loan Bank of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of December 31, 2021, William Penn Bank had a community bank leverage ratio of 18.81% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are

(4) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its second step conversion offering. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2021, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	December 31,	September 30,	June 30,	December 31,
	2021	2021	2021	2020

ASSETS
Cash and due from banks	$6,014	$8,368	$11,102	$23,583
Interest bearing deposits with other banks	54,611	119,580	157,620	62,675
Total cash and cash equivalents	60,625	127,948	168,722	86,258
Interest-bearing time deposits	1,100	1,350	1,850	2,300
Securities available for sale	133,081	127,007	123,335	112,909
Securities held to maturity	105,826	38,127	-	-
Equity securities	2,640	2,635	-	-
Loans receivable, net of allowance for loan losses of $3,564, $3,591, $3,613, and $3,587, respectively	456,776	454,157	461,196	494,805
Premises and equipment, net	13,428	13,464	13,439	13,543
Regulatory stock, at cost	2,562	2,597	2,954	3,133
Deferred income taxes	3,640	3,716	3,574	3,721
Bank-owned life insurance	37,747	37,469	35,231	14,968
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	824	880	937	1,064
Accrued interest receivable and other assets	10,862	8,733	6,312	8,968
TOTAL ASSETS	$833,969	$822,941	$822,408	$746,527

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$570,796	$561,204	$553,103	$597,079
Advances from Federal Home Loan Bank	34,000	34,000	41,000	41,000
Advances from borrowers for taxes and insurance	2,788	2,064	3,731	3,056
Accrued interest payable and other liabilities	12,505	12,628	7,648	8,203
TOTAL LIABILITIES	620,089	609,896	605,482	649,338

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common Stock, $0.01, $0.01, $0.01, and $0.03 par value, respectively	152	152	152	467
Additional paid-in capital	168,360	168,354	168,349	42,932
Treasury stock, at cost	-	-	-	(3,710)
Unearned common stock held by employee stock ownership plan	(9,800)	(9,901)	(10,004)	-
Retained earnings	56,277	55,102	58,493	56,760
Accumulated other comprehensive (loss) income	(1,109)	(662)	(64)	740
TOTAL STOCKHOLDERS' EQUITY	213,880	213,045	216,926	97,189
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$833,969	$822,941	$822,408	$746,527

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
INTEREST INCOME
Loans receivable, including fees	$5,109	$5,214	$6,233	$10,323	$12,126
Securities	1,033	664	472	1,697	1,125
Other	40	106	79	146	190
Total interest income	6,182	5,984	6,784	12,166	13,441
INTEREST EXPENSE
Deposits	421	484	918	905	1,999
Borrowings	231	238	267	469	626
Total interest expense	652	722	1,185	1,374	2,625

Net interest income	5,530	5,262	5,599	10,792	10,816
(Recovery) provision for loan losses	-	(30)	32	(30)	98
NET INTEREST INCOME AFTER (RECOVERY) PROVISION FOR LOAN LOSSES	5,530	5,292	5,567	10,822	10,718
OTHER INCOME
Service fees	243	213	186	456	369
Net gain (loss) on sale of securities	-	62	(30)	62	(30)
Earnings on bank-owned life insurance	278	238	98	516	210
Net gain on disposition of premises and equipment	-	-	454	-	469
Unrealized gain on equity securities	35	105	-	140	-
Other	108	87	132	195	222
Total other income	664	705	840	1,369	1,240
OTHER EXPENSES
Salaries and employee benefits	2,796	2,712	2,526	5,508	5,080
Occupancy and equipment	726	675	655	1,401	1,414
Data processing	419	421	509	840	931
Professional fees	241	248	217	489	405
Amortization of intangible assets	56	57	64	113	128
Prepayment penalties	-	64	-	64	161
Other	601	690	690	1,291	1,277
Total other expense	4,839	4,867	4,661	9,706	9,396

Income before income taxes	1,355	1,130	1,746	2,485	2,562

Income tax expense (benefit)	180	(30)	370	150	516
NET INCOME	$1,175	$1,160	$1,376	$2,335	$2,046

Basic and diluted earnings per share	$0.08	$0.08	$0.09	$0.16	$0.14

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	December 31, 2021			December 31, 2020			December 31, 2021			December 31, 2020
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$457,567	$5,109	4.47%	$501,995	$6,233	4.97%	$458,296	$10,323	4.50%	$503,529	$12,126	4.82%
Investment securities	209,553	1,033	1.97	119,782	472	1.58	170,668	1,697	1.99	113,455	1,125	1.98
Other interest-earning assets	69,601	40	0.23	59,955	79	0.53	114,989	146	0.25	63,109	190	0.60
Total interest-earning assets	736,721	6,182	3.36	681,732	6,784	3.98	743,953	12,166	3.27	680,093	13,441	3.95
Non-interest-earning assets	84,395			59,975			73,467			59,965
Total assets	$821,116			$741,707			$817,420			$740,058

Interest-bearing liabilities:
Interest-bearing checking accounts	$106,365	14	0.05%	$100,026	22	0.09%	$105,084	33	0.06%	$100,254	72	0.14%
Money market deposit accounts	159,356	119	0.30	154,343	248	0.64	152,194	240	0.32	146,093	574	0.79
Savings, including club deposits	102,560	17	0.07	96,301	24	0.10	101,865	43	0.08	96,223	67	0.14
Certificates of deposit	147,193	271	0.74	200,956	624	1.24	151,490	589	0.78	199,167	1,286	1.29
Total interest-bearing deposits	515,474	421	0.33	551,626	918	0.67	510,633	905	0.35	541,737	1,999	0.74
FHLB advances and other borrowings	34,008	231	2.72	41,000	267	2.61	34,732	469	2.70	47,821	626	2.62
Total interest-bearing liabilities	549,482	652	0.47	592,626	1,185	0.80	545,365	1,374	0.50	589,558	2,625	0.89

Non-interest-bearing liabilities:
Non-interest-bearing deposits	53,635			38,927			52,152			39,903
Other non-interest-bearing liabilities	4,999			13,909			4,766			14,186
Total liabilities	608,116			645,462			602,283			643,647
Total equity	213,000			96,245			215,137			96,411
Total liabilities and equity	$821,116			$741,707			$817,420			$740,058

Net interest income		$5,530			$5,599			$10,792			$10,816

Interest rate spread		2.89%			3.18%			2.77%			3.06%
Net interest-earning assets	$187,239			$89,106			$198,588			$90,535
Net interest margin		3.00%			3.29%			2.90%			3.18%
Ratio of interest-earning assets to interest-bearing liabilities	134.08%			115.04%			136.41%			115.36%

Asset Quality Indicators (unaudited)

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands)	2021	2021	2021	2020

Non-performing assets:
Non-accruing loans	$5,001	$5,555	$5,301	$5,085
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$5,001	$5,555	$5,301	$$5,085

Real estate owned	75	75	75	100

Total non-performing assets	$5,076	$5,630	$5,376	$$5,185

Non-performing loans to total loans	1.09%	1.21%	1.14%	1.02%
Non-performing assets to total assets	0.61%	0.68%	0.65%	0.69%
ALLL to total loans and leases	0.77%	0.78%	0.78%	0.72%
ALLL to non-performing loans	71.27%	64.64%	68.16%	70.54%

Key annualized performance ratios are as follows for the three and six months ended (unaudited):

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
PERFORMANCE RATIOS:
(annualized for the three and six months ended)
Return on average assets	0.57%	0.56%	0.74%	0.57%	0.55%
Core return on average assets(5)	0.55%	0.47%	0.56%	0.51%	0.49%
Return on average equity	2.21%	2.16%	5.72%	2.17%	4.24%
Core return on average equity(5)	2.11%	1.81%	4.26%	1.95%	3.74%
Net interest margin	3.00%	2.80%	3.29%	2.90%	3.19%
Net charge-off ratio	0.02%	(0.01)%	0.02%	0.01%	0.01%
Efficiency ratio	78.12%	81.57%	72.39%	79.81%	77.94%
Core efficiency ratio(5)	78.12%	80.49%	77.88%	79.29%	79.70%
Tangible common equity(6)	25.14%	25.37%	12.32%	25.14%	12.32%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures exclude certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	December 31,	June 30,
	2021	2021
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$833,969	$822,408
Less: Goodwill and other intangible assets	5,682	5,795
Tangible assets (non-GAAP)	$828,287	$816,613

Total stockholders' equity (GAAP)	$213,880	$216,926
Less: Goodwill and other intangible assets	5,682	5,795
Total tangible equity (non-GAAP)	$208,198	$211,131

Stockholders' equity to assets (GAAP)	25.65%	26.38%
Tangible capital to tangible assets (non-GAAP)	25.14%	25.85%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$213,880	$216,926
Less: Goodwill and other intangible assets	5,682	5,795
Total tangible equity (non-GAAP)	$208,198	$211,131

Total common shares outstanding	15,170,566	15,170,566

Book value per share (GAAP)	$14.10	$14.30
Tangible book value per share (non-GAAP)	$13.72	$13.92

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$461,140	$465,629
Less: Loans acquired in a business combination	138,287	161,260
Gross loans receivable, excluding acquired loans (non-GAAP)	$322,853	$304,369
Allowance for loan losses	$3,564	$3,613

Allowance for loan losses to total loans (GAAP)	0.77%	0.78%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	1.10%	1.19%

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Calculation of core net income:
Net income (GAAP)	$1,175	$1,160	$1,376	$2,335	$2,046
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	-	-	(454)	-	(469)
Prepayment penalties	-	64	-	64	161
Tax impact of pre-tax adjustments	-	(14)	102	(14)	69
Income tax benefit adjustment	(53)	(235)	-	(288)	-
Core net income (non-GAAP)	$1,122	$975	$1,024	$2,097	$1,807

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.08	$0.08	$0.09	$0.16	$0.14
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	-	-	(0.03)	-	(0.03)
Prepayment penalties	-	-	-	-	0.01
Tax impact of pre-tax adjustments	-	-	0.01	-	-
Income tax benefit adjustment	-	(0.02)	-	(0.02)	-
Core earnings per share (non-GAAP)	$0.08	$0.06	$0.07	$0.14	$0.12

Calculation of core return on assets:
Return on assets (GAAP)	0.57%	0.56%	0.74%	0.57%	0.55%
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	-	-	(0.24)%	-	(0.12)%
Prepayment penalties	-	0.03%	-	0.02%	0.04%
Tax impact of pre-tax adjustments	-	(0.01)%	0.05%	-	0.02%
Income tax benefit adjustment	(0.02)%	(0.11)%	-	(0.08)%	-
Core return on assets (non-GAAP)	0.55%	0.47%	0.55%	0.51%	0.49%

Average assets	$821,116	$822,327	$744,612	$817,420	$738,002

Calculation of core return on equity:
Return on equity (GAAP)	2.21%	2.16%	5.72%	2.17%	4.19%
Less pre-tax adjustments:
Net gain on disposition of premises and equipment	-	-	(1.88)%	-	(0.96)%
Prepayment penalties	-	0.12%	-	0.05%	0.33%
Tax impact of pre-tax adjustments	-	(0.03)%	0.42%	(0.01)%	0.14%
Income tax benefit adjustment	(0.10)%	(0.44)%	-	(0.26)%	-
Core return on equity (non-GAAP)	2.11%	1.81%	4.26%	1.95%	3.70%

Average equity	$213,000	$214,888	$96,224	$215,137	$97,646

Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$4,839	$4,867	$4,661	$9,706	$9,396
Less adjustments:
Prepayment penalties	-	64	-	64	161
Core non-interest expense (non-GAAP)	$4,839	$4,803	$4,661	$9,642	$9,235
Net interest income	$5,530	$5,262	$5,599	$10,792	$10,816
Non-interest income (GAAP)	$664	$705	$840	$1,369	$1,240
Less adjustments:
Net gain on disposition of premises and equipment	-	-	454	-	469
Core non-interest income (non-GAAP)	$664	$705	$386	$1,369	$771

Efficiency ratio (GAAP)	78.12%	81.57%	72.39%	79.81%	77.94%
Core efficiency ratio (non-GAAP)	78.12%	80.49%	77.88%	79.29%	79.70%